Exhibit 10.3

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Employee Name:	«Employee»

Number of Stock Units:	«Number_of_Stock_Units»[1]

Vesting Schedule:	One-fourth of the Stock Units subject to the Award will vest on each of the first four anniversary dates of Award Date[1]

Award Date:	[ ], 2004

[1]	All share and unit numbers are subject to adjustment, and the Stock Units are subject to acceleration and termination prior to vesting, as provided herein.

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Corporation”), and the employee named above (the “Participant”), an employee of the Corporation or one of its subsidiaries, and is delivered under the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”).

W I T N E S S E T H

WHEREAS, the Compensation Committee of the Board of Directors has approved, and the Corporation has granted, effective as of the Award Date, to the Participant with reference to services rendered to the Company, a restricted stock unit award under the 2003 Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the 2003 Plan.

NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the 2003 Plan. For purposes of this Agreement, a “Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation (subject to adjustment as provided in Section 8 hereof).

2. Grant. The Stock Units subject to the Award will be credited, as of the Award Date set forth above, to a “Company Contribution Account” maintained in the name of the Participant under the Corinthian Colleges, Inc. Executive Deferral Plan (the “Deferral Plan”). The Stock Units will be paid (to the extent vested) in accordance with the payment provisions of the Deferral Plan (and any applicable deferral election made by the Participant under and in accordance with the rules of the Deferral Plan). Any shares of Common Stock issued or delivered with respect to the Stock Units shall be charged against the applicable share limits of the 2003 Plan. The Award and all rights of the Participant hereunder are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the 2003 Plan and the Deferral Plan, which are incorporated herein by this reference. In the event of a conflict or inconsistency between this Agreement and either the 2003 Plan or the Deferral Plan, the terms and conditions of the applicable plan shall govern.

3. Vesting. The Stock Units subject to the Award shall vest in installments as set forth in the “Vesting Schedule” set forth above, subject to earlier termination or acceleration and subject to adjustment as provided herein.

4. Continuance of Employment Required. Except as otherwise expressly provided in Section 7 below, the vesting schedule applicable to the Stock Units requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service.

5. Dividend and Voting Rights. The Stock Units are bookkeeping entries only. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in the Deferral Plan with respect to Dividend Equivalents) and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually delivered to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of delivery of the shares.

6. Restrictions on Transfer. Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any other rights of the Participant under this Agreement or the Plan may be transferred, except as expressly provided in Section 1.8 of the 2003 Plan. No specific exception to the general transfer prohibitions set forth in Section 1.8 of the 2003 Plan has been authorized by the Administrator.

7. Effect of Termination of Employment or Change in Control.

(a) Termination of Employment Generally. Except as provided in Section 7(d), the Participant’s Stock Units shall be extinguished to the extent such Stock Units have not become vested upon the date the Participant is no longer employed by the Corporation or one of its Subsidiaries and is not a member of the Board, regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily; provided, however, that if the Participant incurs a Total Disability or dies while employed by the Corporation or a Subsidiary or in service as a director of the Corporation, or Retires with the consent of the Corporation or a Subsidiary from employment by the Corporation or a Subsidiary, then if the Stock Units subject to the Award are not then otherwise fully vested, they shall become vested upon such termination of employment. The termination of service rules of Sections 6.2.7 and 6.2.8 of the 2003 Plan shall apply with respect to the Stock Units.

(b) Termination of Stock Units. If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units shall, without payment of any consideration by the Corporation or any Subsidiary, automatically terminate and be cancelled without any other action by the Participant, or the Participant’s beneficiary, as the case may be.

(c) Automatic Acceleration of Stock Units. Upon a dissolution of the Corporation or other event described in Section 6.3.1 of the 2003 Plan (which generally covers certain mergers or similar reorganizations) that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then if the Stock Units subject to the Award are not then otherwise fully vested, they shall automatically become vested upon the occurrence of such event; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with the terms of this Agreement, in the circumstances.

(d) Possible Acceleration upon Certain Terminations. Notwithstanding any other provision of this Agreement, the 2003 Plan or the Deferral Plan, if a Change in Control Event (as defined in the 2003 Plan) occurs and the Stock Units do not accelerate and become fully vested upon such event as contemplated by Section 7(c) above, the following provisions shall apply:

•	If the Participant’s employment is terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or terminated by the Participant for Good Reason (as defined herein) and the date of such termination (the “Severance Date”) is upon or within two years following the date of the Change in Control Event, the Stock Units subject to the Award shall automatically become fully vested as of the Participant’s Severance Date.

•	If the Participant’s employment is terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or terminated by the Participant for Good Reason (as defined herein) and the Severance Date is within six months prior to the date of the Change in Control Event, any Stock Units subject to the Award that were unvested and had been previously extinguished in connection with the termination of the Participant’s employment pursuant to Section 7(a) above shall be reinstated, and such unvested Stock Units shall automatically become fully vested as of the date of the Change in Control Event.

The following definitions shall apply solely for purposes of this Section 7(d):

•	Cause. “Cause” means that the Participant has been convicted of a felony (other than drunk driving), or has engaged in gross misconduct materially and demonstrably injurious to the Corporation or a Subsidiary. However, no act or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation and its Subsidiaries.

•

Good Reason. “Good Reason” means that, without the Participant’s express written consent, the occurrence of any one or more of the following: (a) the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including titles and reporting requirements) as an employee of the Corporation or one of its Subsidiaries, or a material reduction or alteration in the nature or status of the Participant’s authorities, duties, or responsibilities, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (b) a reduction by the Corporation or a Subsidiary in the Participant’s base salary; (c) a material reduction in the Participant’s level of participation in any of the Company’s short and/or long-term incentive compensation plans, employee benefit or retirement plans, or policies, practices, or arrangements in which the Participant participates

(provided, however, that reductions in the levels of participation in any such plan, policy, practice or arrangement shall not be deemed to be “Good Reason” if the Participant’s reduced level of participation in each such plan, policy, practice or arrangement remains substantially consistent with the average level of participation of other employees who have positions commensurate with the Participant’s position); or (d) the relocation of the Participant’s offices, as assigned to him by the Company, by more than fifty (50) miles.

8. Adjustments in Case of Changes in Common Stock. Upon the occurrence of an Event (as defined in Section 6 of the Deferral Plan), the Administrator shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award as provided under Section 6 of the Deferral Plan.

9. Possible Early Settlement of Award. The Administrator retains the right to accelerate the vesting and payment date of the outstanding and previously unvested Stock Units subject to the Award in connection with an Event, a Change in Control Event, or the termination of the Participant’s employment with the Corporation or one of its Subsidiaries. This Section 9 is not intended to prevent vesting of the Award pursuant to Section 7 above or an adjustment to the Award as provided in Section 8 above.

10. Tax Withholding. Upon or in connection with the vesting of the Stock Units, the payment of Dividend Equivalents, and/or the distribution of shares of Common Stock in respect of the Stock Units, the Corporation and each of its Subsidiaries shall have the right at its or their option to (a) require the Participant (or the Participant’s beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which such entity (or entities) may be required to withhold with respect to such vesting, payment or distribution or (b) deduct from any amount otherwise payable to the Participant (with respect to the Stock Units or otherwise) the amount of any taxes which such entity (or entities) may be required to withhold with respect to such vesting, payment or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Administrator may, but is not required to, reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be deemed to be “given” only when actually received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly “given” as of the date mailed in accordance with the foregoing provisions of this Section 11.

12. Plan. The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the 2003 Plan (and, where applicable, the Deferral Plan), incorporated herein by reference. The Participant acknowledges receipt of a copy of the 2003 Plan and of the Deferral Plan and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this

Agreement, provisions of the 2003 Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the 2003 Plan after the date hereof.

13. No Service Commitment by Company. Nothing contained in this Agreement, the 2003 Plan or the Deferral Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at-will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

14. Limitation on Participant’s Rights. Participation in the 2003 Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Each of the 2003 Plan and the Deferral Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (subject to adjustments) as a general unsecured creditor with respect to Stock Units, as and when payable in accordance with the provisions of the Deferral Plan and any applicable deferral election made by the Participant.

15. Entire Agreement. This Agreement and the 2003 Plan (and, where applicable, the Deferral Plan) together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The 2003 Plan and this Agreement may be amended pursuant to Section 6.6 of the 2003 Plan. The Deferral Plan may be amended pursuant to Section 9.5 thereof. Any such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17. Effect of this Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

18. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date set forth above. By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof, the 2003 Plan and the Deferral Plan.

CORINTHIAN COLLEGES, INC. a Delaware corporation	PARTICIPANT

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